                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 11, 1998
                                                         ---------------

                                ITERATED SYSTEMS, INC.
               --------------------------------------------------
               (exact name of registrant as specified in chapter)


              Georgia                            0-24087                           58-1741516
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    (State or other jurisdiction               (Commission                        (IRS Employer
          of Incorporation)                    File Number)                    Identification No.)


         3525 Piedmont Road
   Seven Piedmont Center, Suite 600
          Atlanta, Georgia                                                        30305-1530
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                                                                                  (zip code)


    Registrant's telephone number, including area code:      (404) 264-8000
                                                             --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.   Other Events

     On August 11, 1998, Iterated Systems, Inc. ("Iterated") announced that it had reached an accord with MCI Telecommunications Corporation ("MCI") arising from a dispute between the parties concerning certain provisions of their 1994 Development Agreement ("1994 Agreement"). The accord resulted in a new contract between Iterated and MCI which allows the parties to further develop and market products which had been developed under the 1994 Agreement. Iterated receives the right to own certain patentable inventions resulting from MCI's use of its technology and Iterated is under no market restrictions regarding the use of the technology with any of its current or emerging technology. As a result of this contract, Iterated granted MCI a four-year warrant to purchase up to 1,452,570 shares of Iterated's common stock at a price of US $5.00 per share. The issuance of the warrant will cause Iterated to take a charge to earnings in the third quarter of 1998, the amount of which is currently being determined by Iterated. See "Exhibit 99.1 - Press Release."

Item 7.  Financial Statements & Exhibits

     (c)    Exhibits:
            Exhibit 99.1 (Press Release)

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ITERATED SYSTEMS, INC.




                                                /s/ Haines H. Hargrett
                                                ----------------------
Date:  August 20, 1998                          Haines H. Hargrett


                                                Chief Financial Officer
                                                (Principal Financial Officer and
                                                Principal Accounting Officer)

                                       3